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                                   EXHIBIT E
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                        FORM OF ASSIGNMENT OF CONTACTS
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                      ASSIGNMENT OF CONTRACTS, LICENSES,
                            PERMITS AND AGREEMENTS


     This ASSIGNMENT OF CONTRACTS, LICENSES, PERMITS AND AGREEMENTS (the "Assignment"), dated as of the ___ day of July, 1997 by and between AFC ENTERPRISES, INC., a Minnesota corporation, having an office at Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352 ("Assignor") and BANCO POPULAR DE PUERTO RICO, having an office at 7 West 51/st/ Street, New York, New York 10019 ("Assignee"). All capitalized terms appearing herein and not defined herein shall have the meanings set forth in that certain Credit Agreement, dated as of the date hereof, between Assignor and Assignee (the "Credit Agreement").

                                    RECITALS
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     A.   [Assignor is the actual, record and beneficial owner of the real property more particularly described in Schedule A attached hereto and by this
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reference made a part hereof (the "Land"), together with the improvements located thereon (the "Improvements"; the Land and the Improvements, collectively, the "Premises")./Assignor is the actual and beneficial owner of the leasehold interest in the real property more particularly described in Schedule A attached hereto and by this reference made a part hereof (the
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"Property"), together with a leasehold interest in the improvements located thereon (the "Improvements"; the Property and the Improvements, collectively, the "Premises") pursuant to that certain lease dated __________, 199__ (the "Lease") between ___________, as landlord, and Assignor, as tenant.]

     B. Assignee has agreed to make a loan to Assignor in the maximum principal amount of $_________ (the "Loan") to, among other things, finance Assignor's acquisition of the Premises and construction of the Improvements.

     C. The Loan will be evidenced by the Note and secured by, among other things, the Mortgage.

     D.   Assignee is the owner and holder of the Note and the Mortgage.

     E.   Assignor will derive substantial benefit from the Loan.

     F.   Assignor may, from time to time, enter into written agreements relating to or pertaining to services to the Premises or the management, operation, sale, leasing, construction or renovation of the Premises (hereinafter, the aforesaid agreements are collectively referred to as the "Agreements").
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     G.   To induce Assignee to make the Loan to Assignor, and as a precondition thereof, Assignee requires that Assignor assign to Assignee all of its right, title and interest in and to the Agreements as additional security for the Note and the Mortgage on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor agrees as follows:

     1. For the purpose set forth below and subject to the terms of this Assignment, Assignor hereby assigns and transfers to Assignee, to the extent the same are assignable, all of Assignor's rights, privileges, and interests under, in and to (i) the Agreements, (ii) any existing or future licenses, operating agreements or certificates Assignor may enter into with or receive from any Governmental Authority (the "Licenses"), and (iii) any existing or future permits, approvals or agreements Assignor may enter into with or receive from any Governmental Authority (the "Permits"). Assignor agrees that it will timely perform all of its obligations with respect to the Licenses and Permits and that it will use its best efforts to keep the Licenses and Permits in full force and effect to the extent such Licenses and Permits are required in connection with the ownership, use, operation or occupancy of the Premises.

     2. This Assignment is given for the purpose of further securing the performance by Assignor of all of its obligations to Assignee under the Note, the Credit Agreement, the Mortgage and the other Loan Documents executed by Borrower to secure the Note to the extent of the outstanding principal balance of the Note and all accrued interest thereon and all costs and expenses incurred in connection with said Note, the Mortgage and the Premises, and accordingly, upon the payment in full of all such indebtedness evidenced by the Note, and satisfaction of all of Assignor's other obligations to Assignee under the Note and the Mortgage, this Assignment shall automatically become null and void; provided, however, that Assignee shall execute and deliver to Assignor such documents as may be reasonably requested by Assignor to evidence such termination. Further, upon satisfaction of the Mortgage securing the Note, this Assignment shall automatically become null and void.

     3. Prior to the earlier to occur of: (i) performance in full of the Agreements by Assignor or (ii) Assignee's acquisition of title to the Premises, by foreclosure or otherwise, Assignor agrees that it will timely perform all of its obligations under the Agreements in accordance with the terms of the Agreements unless Assignor shall then be contesting the same in good faith and by appropriate proceedings.

     4. For the purposes and subject to the terms set forth herein, this Assignment is an absolute, unconditional and presently effective assignment from Assignor to Assignee of all of Assignor's rights under, in and to the Agreements, the Licenses and the Permits. Notwithstanding the foregoing, prior to any Event of Default by Assignor under the Note, the Credit Agreement, the Mortgage or any other Loan Document, Assignor shall, subject to the

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terms and conditions of this Assignment, have the right to use, employ and enforce its rights under the Agreements, the Licenses and the Permits.

     5. Upon the occurrence and during the continuance of any Event of Default by Assignor under the Note, the Credit Agreement, the Mortgage or any other Loan Document, Assignee shall be entitled to exercise all or any of its remedies under the Note, the Credit Agreement, the Mortgage or under this Assignment, or as may otherwise be available to Assignee at law or in equity, in such order as Assignee may elect.

     6. Notwithstanding any legal presumption to the contrary, it is not the intent that Assignee shall be obligated by reason of acceptance of this Assignment to perform any obligation of Assignor under the Agreements, the Licenses or the Permits, and Assignor hereby agrees to indemnify Assignee and save it harmless from and against any loss, liability or damage in connection with any claim arising out of the said Agreements, the Licenses, the Permits or this Assignment which arise or accrue during the period of Assignor's ownership of the Premises and prior to the time, if any, that Assignee becomes a mortgagee-in-possession, except for Assignee's gross negligence or willful misconduct. However, Assignee may, at its option, and without releasing Assignor from any obligation hereunder, discharge any obligation which Assignor fails to discharge within any applicable cure period under said Agreements, Licenses or Permits, including, without limitation, defending any legal action unless Assignor shall then be contesting the same in good faith and by appropriate proceedings, and Assignor agrees to pay immediately upon demand all reasonable sums expended by Assignee in connection therewith, including reasonable counsel fees, together with interest thereon at the Default Rate (as defined in the Note), and the same shall be added to the indebtedness evidenced by the Note and secured by the Mortgage.

     7.   Assignor hereby represents and warrants to Assignee that:

          (a) Assignor has not executed any prior assignment of any of its rights under the Agreements, the Licenses or the Permits, except to Assignee pursuant to this Assignment.

          (b) To the best of Assignor's knowledge, the Agreements now existing are in full force and effect and unmodified, and there are no defaults, or events which with the giving of notice or passage of time, or both, would constitute a default under any Agreement except as heretofore disclosed to Assignee;

          (c) To the best of Assignor's knowledge, Assignor's interest in the Agreements is not subject to any claims, setoffs, encumbrances or deductions;

          (d) To the best of Assignor's knowledge, all material covenants, conditions and agreements have been performed as required by the Agreements by all parties thereto, except those which are not due to be performed until after the date of this Assignment; and

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          (e)  To the best of Assignor's knowledge, the Licenses and Permits now existing are in full force and effect and have not been rescinded or terminated.

     8. This Assignment shall be binding upon Assignor and its successors and assigns, including any subsequent owner of the Premises and shall inure to the benefit of Assignee and its successors and assigns.

     9. All notices or demands hereunder shall be in accordance with the provisions of Section 9.2 of the Credit Agreement.

     10. This Assignment shall be construed, interpreted, and enforced according to the laws of the State of New York without regard to principles of conflict of laws.

     11. No term or condition of this Assignment may be waived, changed, terminated, or modified orally, by course of conduct or in any manner other than by an agreement in writing signed by the party against whom enforcement is sought.


     IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.



                         AFC ENTERPRISES, INC.,
                         a Minnesota corporation


                         By:_____________________________________
                         Name:___________________________________
                         Title:__________________________________

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                                  SCHEDULE A
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                              [LEGAL DESCRIPTION]

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